                                                                   EXHIBIT 99.2


                                  TRUST AGREEMENT

                                      BETWEEN

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                              POLARIS INDUSTRIES INC.

                                        AND

                         FIDELITY MANAGEMENT TRUST COMPANY

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                       POLARIS 401(K) RETIREMENT SAVINGS PLAN

                                       TRUST





                             DATED AS OF APRIL 1, 1999

                                 TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
 1   TRUST..................................................................2

 2   EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS...............2

 3   DISBURSEMENTS..........................................................2
     (a) Administrator Directed Disbursements
     (b) Participant Withdrawal Requests
     (c) Limitations

 4   INVESTMENT OF TRUST....................................................3
     (a) Selection of Investment Options
     (b) Available Investment Options
     (c) Participant Direction
     (d) Mutual Funds
     (e) General Purpose Participant Loans
     (f) Participant Loans for the Purchase of a Primary Residence
     (g) Participation in Collective Investment Funds
     (h) Reliance of Trustee on Directions
     (i) Trustee Powers

 5   RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED..............8
     (a) General
     (b) Accounts
     (c) Inspection and Audit
     (d) Effect of Plan Amendment
     (e) Returns, Reports and Information

 6   COMPENSATION AND EXPENSES..............................................9

 7   DIRECTIONS AND INDEMNIFICATION.........................................10
     (a) Identity of Administrator and Named Fiduciary
     (b) Directions from Administrator
     (c) Directions from Named Fiduciary
     (d) Co-Fiduciary Liability
     (e) Indemnification
     (f) Survival

                                 TABLE OF CONTENTS
                                    (CONTINUED)

SECTION                                                                    PAGE
-------                                                                    ----
 8   RESIGNATION OR REMOVAL OF TRUSTEE......................................11
     (a) Resignation
     (b) Removal

 9   SUCCESSOR TRUSTEE......................................................11
     (a) Appointment
     (b) Acceptance
     (c) Corporate Action

10   TERMINATION............................................................12

11   RESIGNATION, REMOVAL, AND TERMINATION NOTICES..........................12

12   DURATION...............................................................12

13   AMENDMENT OR MODIFICATION..............................................12

14   ELECTRONIC SERVICES....................................................13

15   GENERAL................................................................14
     (a) Performance by Trustee, its Agents or Affiliates
     (b) Entire Agreement
     (c) Waiver
     (d) Successors and Assigns
     (e) Partial Invalidity
     (f) Section Headings

16   GOVERNING LAW..........................................................14
     (a) Massachusetts Law Controls
     (b) Trust Agreement Controls


SCHEDULES
---------

     "A"  Administrative Services
     "B"  Fee Schedule
     "C"  Investment Options
     "D"  Administrator's Authorization Letter
     "E"  Named Fiduciary's Authorization Letter
     "F"  IRS Determination Letter
     "G"  Telephone Exchange Guidelines
     "H"  Operational Guidelines for Non-Fidelity Mutual Funds

     TRUST AGREEMENT, dated as of the first day of April, 1999, between POLARIS INDUSTRIES INC., a Delaware corporation, having an office at 1225 Highway 169 North, Minneapolis, MN 55441 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                 WITNESSETH:

     WHEREAS, the Sponsor is the sponsor of the Polaris 401(k) Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Sponsor wishes to establish a trust to hold and invest Plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

     WHEREAS, as of the date of this Agreement set forth above, the Sponsor also serves as the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Named Fiduciary"); and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary; and

     WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

     WHEREAS, as of the date of this Agreement as set forth above, the Sponsor serves as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA) (the "Administrator"); and

     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

SECTION 1. TRUST. The Sponsor hereby establishes the Polaris 401(k) Retirement Savings Plan Trust (the "Trust") with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration.

SECTION 3.  DISBURSEMENTS.

     (a) ADMINISTRATOR-DIRECTED DISBURSEMENTS. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

     (b) PARTICIPANT WITHDRAWAL REQUESTS. The Administrator hereby directs that, pursuant to the Plan, a participant withdrawal request (in-service, hardship, or full withdrawal) may be made by the participant by telephone, or in such other manner as may be agreed to from time to time by the Sponsor and Trustee, and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall forward the withdrawal document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the withdrawal and instructing the Trustee to send the proceeds to the Administrator or to the participant if so directed by the Administrator.

     (c) LIMITATIONS. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall make cash disbursements in accordance with the applicable source and fund withdrawal hierarchy as documented in the Plan Administrative Manual, unless the Administrator has provided a written direction to the contrary.

SECTION 4.  INVESTMENT OF TRUST.

     (a) SELECTION OF INVESTMENT OPTIONS. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

     (b) AVAILABLE INVESTMENT OPTIONS. The Named Fiduciary shall direct the Trustee as to the investment options in which the Trust shall be invested during the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of participant records ("Recordkeeping Reconciliation Period"), and the investment options which Plan participants may invest following the Recordkeeping Reconciliation Period, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only: (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and certain securities issued by investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds") (collectively, "Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, and (iv) collective investment funds maintained by the Trustee for qualified plans.

     The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans.

     The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

     (c) PARTICIPANT DIRECTION. As authorized under the Plan, each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the investment option set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

     (d) MUTUAL FUNDS. The Named Fiduciary hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operational Guidelines attached hereto as Schedule "H". Trust investments in Mutual Funds shall be subject to the following limitations:

          (i) EXECUTION OF PURCHASES AND SALES. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation and wire transfer of funds (if applicable) necessary to
accurately effect such transactions.   Exchanges of Mutual Funds shall be
made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

          (ii) VOTING. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant.

     During the Recordkeeping Reconciliation Period, the Named Fiduciary shall have the right to direct the Trustee as to the manner in which the
Trustee is to vote the shares of the Mutual Funds in the Trust.   Following
the Recordkeeping Reconciliation Period the Named Fiduciary shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Fund shares held in a short-term liquidity reserve for a unitized investment option.

     With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Named Fiduciary.

     (e) GENERAL PURPOSE PARTICIPANT LOANS. The Administrator shall act as the Trustee's agent for general purpose participant loan notes and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the Participant loan agreement and truth-in-lending disclosure with the proceeds check to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

     (f) PARTICIPANT LOANS FOR THE PURCHASE OF A PRIMARY RESIDENCE. The Administrator shall act as the Trustee's agent for participant loan notes for the purchase of a primary residence and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for processing to the Trustee. In all cases, processing by the Trustee shall be made within thirty (30) days of the participant's initial request (the origination date).

     (g) PARTICIPATION IN COLLECTIVE INVESTMENT FUNDS. To the extent that the Named Fiduciary selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

     (h)  RELIANCE OF TRUSTEE ON DIRECTIONS.

          (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

          (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

     (i) TRUSTEE POWERS. The Trustee shall have the following powers and authority:

          (i) Subject to paragraphs (b) and (c) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

          (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in Investment Contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 (the "CODE"), as amended.

          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

          (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

          (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

          (vi) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

          (vii) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

          (viii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

          (ix) To invest all of any part of the assets of the Trust in any collective investment trust or group trust which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service; the provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

          (x) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

SECTION 5.  RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

     (a) GENERAL. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

     (b) ACCOUNTS. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in
Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

     (c) INSPECTION AND AUDIT. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

     (d) EFFECT OF PLAN AMENDMENT. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this
Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

     (e) RETURNS, REPORTS AND INFORMATION. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

SECTION 6. COMPENSATION AND EXPENSES. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from participants' accounts. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

SECTION 7.  DIRECTIONS AND INDEMNIFICATION.

     (a) IDENTITY OF ADMINISTRATOR AND NAMED FIDUCIARY. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

     (b) DIRECTIONS FROM ADMINISTRATOR. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. For purposes of this Section, such direction may also be made via electronic data transfer ("EDT") in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.

     (c) DIRECTIONS FROM NAMED FIDUCIARY. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. Such direction may also be made via EDT in accordance with procedures agreed to by the Named Fiduciary and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named
Fiduciary.

     (d) CO-FIDUCIARY LIABILITY. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

     (e) INDEMNIFICATION. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence or bad faith.

     (f) SURVIVAL. The provisions of this Section 7 shall survive the termination of this Agreement.

SECTION 8.  RESIGNATION OR REMOVAL OF TRUSTEE.

     (a) RESIGNATION. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

     (b)  REMOVAL.  The Sponsor may remove the Trustee at any time upon sixty
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

SECTION 9.  SUCCESSOR TRUSTEE.

     (a) APPOINTMENT. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

     (b) ACCEPTANCE. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

     (c) CORPORATE ACTION. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

SECTION 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Mary Zins, Corporate Human Resources Manager, Polaris Industries, 1225 Highway, 169 North, Minneapolis, Minnesota 55441, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street,

Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

SECTION 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.

SECTION 14.  ELECTRONIC SERVICES.

     (a) The Trustee may provide communications and services via electronic medium ("Electronic Services"), including, but not limited to, Fidelity Plan Sponsor WebStation, Client Intranet, Client e-mail, interactive software products or any other information provided in an electronic format. The Sponsor, its agents and employees agree to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the data, information, software or services without the Trustee's written consent.

     (b) The Sponsor shall be responsible for installing and maintaining all Electronic Services on its computer network and/or Intranet upon receipt in a manner so that the information provided via the Electronic Service will appear in the same form and content as it appears on the form of delivery, and for any programming required to accomplish the installation. Materials provided for Plan Sponsor's intranet web sites shall be installed by the Sponsor and shall be clearly identified as originating from Fidelity. The Sponsor shall promptly remove Electronic Services from its computer network and/or Intranet, or replace the Electronic Service with an updated service provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

     (c) All Electronic Services shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee relative to the use of material or Electronic Services by the Sponsor. No rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Services and related material.

     (d) To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and Plan Sponsor agrees to follow, reasonable security precautions; however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network
services.   The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the electronic material after delivering it to the Plan Sponsor.

SECTION 15.  GENERAL.

     (a) PERFORMANCE BY TRUSTEE, ITS AGENTS OR AFFILIATES. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

     (b) ENTIRE AGREEMENT. This Agreement together with the schedules attached hereto, which are hereby incorporated herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

     (c) WAIVER. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     (d) SUCCESSORS AND ASSIGNS. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

     (e) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f) SECTION HEADINGS. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 16.  GOVERNING LAW.

     (a) MASSACHUSETTS LAW CONTROLS. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

     (b) TRUST AGREEMENT CONTROLS. This Agreement supersedes the "Polaris Industries Inc. 401(k) Retirement/Savings Trust". The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                       POLARIS INDUSTRIES INC.

Attest: /s/ Janet L. Bishop            By:  /s/ Michael Malone
       --------------------------         --------------------------
        Secretary
                                        Name:  Michael Malone
                                             -----------------------
                                        Title:
                                              ----------------------
                                        Date: 3/29/99
                                              ----------------------

                                        FIDELITY MANAGEMENT TRUST
                                        COMPANY

Attest: /s/ Douglas O. Kant             By:  /s/ Carolyn Redden
        -------------------------          -------------------------
        Assistant Clerk
                                        Name:  Carolyn Redden
                                             -----------------------
                                        Title: Vice President
                                              ----------------------
                                        Date:  4/29/99
                                              ----------------------

                     FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
                       FIDELITY MANAGEMENT TRUST COMPANY AND
                              POLARIS INDUSTRIES INC.

     THIS FIRST AMENDMENT, dated as of the fifteenth day of May, 1999, by and between Fidelity Management Trust Company (the "TRUSTEE") and Polaris Industries, Inc. (the "SPONSOR");

                                    WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated April 1, 1999 with regard to the Polaris 401(k) Retirement Savings Plan (the "PLAN"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1)  Amending Section 4(b) by adding subsection (v) as follows:

          (v) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("SPONSOR STOCK"),

     (2)  Amending Section 4, INVESTMENT OF TRUST, by inserting a new subsection
     (h), as follows, and relettering all subsequent sections accordingly:

          (h) SPONSOR STOCK. Trust investments in Sponsor Stock shall be made via the Polaris Stock Fund (the "STOCK FUND"). Investments in the Stock Fund shall consist primarily of shares of Sponsor Stock. In order to satisfy daily participant exchange or withdrawal requests for transfers and payments, the Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings will include Fidelity Institutional Cash Portfolios: Money Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift
          allowance for such short-term liquid investments.   The Trustee shall
          be responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or

          Sponsor Stock sold and payables for Sponsor Stock purchased. The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Stock Fund. Valuation of the Stock Fund shall be based upon the 4:00 p.m. New York Stock Exchange ("NYSE") closing price of the stock, or if unavailable, the latest available price as reported by the principal national securities exchange on which the Sponsor Stock is traded. The NAV shall be adjusted by dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund, expenses that, pursuant to Sponsor direction, the Trustee accrues from the Stock Fund, and commissions on purchases and sales of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

               (i) ACQUISITION LIMIT. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions in accordance with this Agreement.

               (ii) FIDUCIARY DUTY OF NAMED FIDUCIARY. The Named Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

               (iii) Purchase and sales of Sponsor Stock shall be made on the open market as necessary to maintain the target cash percentage and drift allowance for the Stock Fund, provided that:

                    (A) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                    (B) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

               (iv) EXECUTION OF PURCHASES AND SALES. (A) Purchases and sales of units in the Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Stock Fund shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".
          The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

                    (B) PURCHASES AND SALES FROM OR TO SPONSOR. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the 4:00 p.m. NYSE closing price of the Sponsor Stock on the trading date.

                    (C) USE OF AN AFFILIATED BROKER. The Sponsor hereby directs the Trustee to use Fidelity Capital Markets ("CAPITAL MARKETS") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                         (1) As consideration for such brokerage services, the Sponsor agrees that Capital Markets shall be entitled to remuneration under this direction provision in an amount of no more than three and one-fifth cents ($.032) commission on each share of Sponsor Stock.
          Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                         (2) The Trustee will provide the Sponsor with a description of Capital Markets' brokerage placement practices and a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                         (3) Any successor organization of Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction.

                         (4) The Trustee and Capital Markets shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

               (v) SECURITIES LAW REPORTS. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

               (vi) VOTING AND TENDER OFFERS. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                    (A)  VOTING.

                         (1) When the issuer of Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Stock Fund.

                         (2) Each participant with an interest in the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the

          Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund as directed by the participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                         (3) The Trustee shall vote that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants.

                    (B)  TENDER OFFERS.

                         (1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock that reflect the participants proportional interest in the Stock Fund (both vested and unvested).

                         (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                         (3) Except as otherwise required by law, the Trustee shall tender that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to participants' accounts for which it has received instructions from Participants.

                         (4) A participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(h)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                         (5) A direction by a participant to the Trustee to tender shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

               (vii) GENERAL. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

               (viii) CONVERSION. All provisions in this Section 4(h) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

     (3) Amending the "investment options" portion of Schedules "A" and "C" by adding the following option:

                      -  Polaris Stock Fund

     (4)  Adding the following section to Schedule "B":

          TRUSTEE FEE

          - To the extent that assets are invested in Sponsor Stock, .10 % of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, but no less than $10,000 nor more than $35,000 per year.

     (5) Amending Schedule "G", TELEPHONE EXCHANGE GUIDELINES, by adding the following sentence to the beginning of the EXCHANGE RESTRICTIONS section:

          Participants may not exchange into the Sponsor Stock Fund if such exchange would would result in more than 25% of the participant's account balance being invested in the Sponsor Stock Fund.

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

POLARIS INDUSTRIES INC.                         FIDELITY MANAGEMENT TRUST
                                                COMPANY



BY: /s/ Michael Malone          5/21/99         BY:  /s/ Carolyn Redden  6/8/99
    -----------------------------------             ---------------------------
    Vice President - Finance,     DATE                VICE PRESIDENT       DATE
     CFO and Secretary

                    SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                       FIDELITY MANAGEMENT TRUST COMPANY AND
                              POLARIS INDUSTRIES INC.


     THIS FIRST AMENDMENT, dated as of the first day of July, 1999, by and between Fidelity Management Trust Company (the "TRUSTEE") and Polaris Industries, Inc. (the "SPONSOR");

                                    WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated April 1, 1999 with regard to the Polaris 401(k) Retirement Savings Plan (the "PLAN"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1) Amending the "Return of Excess Contribution Fee" section of Schedule "B" by replacing it in its entirety as follows:

          Return of Excess Contribution Fee: $25.00 per participant, one-time charge per calculation and check
                                             generation with a maximum fee of
                                             $5000.00 per year up to 300 checks
                                             generated.  For each additional
                                             check generated in excess of the
                                             first 300 per year, the $25.00 per
                                             participant, one-time charge per
                                             calculation and check generation
                                             shall apply.

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

POLARIS INDUSTRIES INC.                 FIDELITY MANAGEMENT TRUST
                                        COMPANY



BY: /s/ Michael Malone   6/24/99   BY: /s/ Carolyn Redden    7/7/99
   -----------------------------      -----------------------------
                          DATE         VICE PRESIDENT         DATE